UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2006
Commission File Number 1-13610
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)
Former name, former address and former fiscal year, if changed since last report: NONE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
     On March 11, 2006, our Board of Trust Managers approved changes to the compensation to be paid to the non-employee trust managers. Effective on a retroactive basis to January 1, 2006, (1) the non-employee trust managers will be paid an annual retainer of $20,000, paid quarterly, $1,500 for a quarterly meeting and $1,000 for other meetings, (2) members of the Audit Committee will receive a $4,500 retainer paid quarterly, $1,000 for a quarterly meeting and $750 for other meetings, (3) members of the Compensation Committee and Nominating Committees will be paid $750 per meeting, (4) the chairperson of the Audit, Nominating and Compensation Committees will be paid annual retainers of $5,000, $3,000 and $3,000, respectively, and (5) if any special committee is formed, each member will receive $2,500 per meeting and the chairperson will receive an annual retainer of $3,000.

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 16, 2006

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin

Barry N. Berlin, Chief Financial Officer